Exhibit 10.1

MODIFICATION AGREEMENT

This Modification Agreement (“Agreement”) is made as of December 26, 2013, by and between TRI POINTE HOMES, INC., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, d/b/a Housing Capital Company (“Lender”).

RECITALS

A. Under that certain Revolving Credit Agreement dated as of July 18, 2013, by and between Borrower and Lender (as amended, restated or otherwise modified, the “Credit Agreement”), Lender agreed to make a loan to Borrower (the “Loan”). Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement.

B. The Loan is evidenced by that certain Revolving Note dated as of July 18, 2013 in the original principal amount of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00) (the “Original Note”). The Original Note, and all substitutions therefor and replacements thereof, are secured by, among other things, (i) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 18, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on July 22, 2013 in the Official Records of Contra Costa County, California as Instrument No. 20130182670 (as amended, restated and otherwise modified, the “Barrington Deed of Trust”), (ii) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 18, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on July 22, 2013 in the Official Records of San Mateo County, California as Instrument No. 2013-106652 (as amended, restated and otherwise modified, the “Bay Meadows Deed of Trust”), (iii) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 18, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on July 22, 2013 in the Official Records of Riverside County, California as Instrument No. 2013-0351369 (as amended, restated and otherwise modified, the “Paseo del Sol Deed of Trust”), (iv) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 18, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on July 22, 2013 in the Official Records of Orange County, California (the “Orange County Official Records”) as Instrument No. 2013000436280 (as amended, restated and otherwise modified, the “Arcadia I Deed of Trust”), (v) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 18, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on July 22, 2013 in the Orange County Official Records as Instrument No. 2013000436239 (as amended, restated and otherwise modified, the “Wardlow Deed of Trust”), (vi) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 22, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on August 30, 2013 in the Orange County Official Records as Instrument No. 2013000512986 (as amended, restated and otherwise modified, the “Arcadia II Deed of Trust”), (vii) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 22, 2013, from Borrower to The

Public Trustee of Douglas County, Colorado, as trustee, for the benefit of Lender, recorded on September 4, 2013 in the Official Records of Douglas County, Colorado as Instrument No. 2013073736 (as amended, restated and otherwise modified, the “Castle Rock Deed of Trust”), (viii) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of September 17, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on September 25, 2013 in the Official Records of Santa Clara County, California as Instrument No. 22396257 (as amended, restated and otherwise modified, the “Milpitas Deed of Trust”), (ix) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of September 17, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on September 25, 2013 in the Official Records of Solano County, California as Instrument No. 201300093143 (as amended, restated and otherwise modified, the “Vacaville Deed of Trust”), (x) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of October 4, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on October 15, 2013 in the Orange County Official Records as Instrument No. 2013000582845 (as amended, restated and otherwise modified, the “Arcadia III Deed of Trust”), (xi) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of October 18, 2013, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, recorded on October 28, 2013 in the Orange County Official Records as Instrument No. 2013000602084 (as amended, restated and otherwise modified, the “Lamb Deed of Trust”), (xii) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, to be recorded in the Official Records of San Bernardino County, California (as amended, restated and otherwise modified, the “Park Place Deed of Trust”), and (xiii) that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, from Borrower to First American Title Insurance Company, as trustee, for the benefit of Lender, to be recorded in the Official Records of Alameda County, California (as amended, restated and otherwise modified, the “Alameda Deed of Trust”; together with the Barrington Deed of Trust, Bay Meadows Deed of Trust, Paseo del Sol Deed of Trust, Arcadia I Deed of Trust, Wardlow Deed of Trust, Arcadia II Deed of Trust, Castle Rock Deed of Trust, Milpitas Deed of Trust, Vacaville Deed of Trust, Arcadia III Deed of Trust, Lamb Deed of Trust, and Park Place Deed of Trust, individually and collectively, the “Deeds of Trust”). Each Deed of Trust encumbers certain property more particularly described therein (each individually a “Property,” and collectively, the “Properties”).

C. With respect to each Property, Borrower and Lender have a separate Eligible Property Agreement (collectively, the “Eligible Property Agreements”).

D. Borrower and Lender have also executed that certain Hazardous Materials Indemnity (Unsecured) dated as of July 18, 2013 (as the same have been or may be amended, restated, replaced or otherwise modified from time to time, the “Environmental Indemnity”).

E. The Original Note, the Credit Agreement, the Deeds of Trust, the Eligible Property Agreements, the Environmental Indemnity, the other Loan Documents (as defined in the Credit Agreement) and any other documents executed in connection with the Loan, including those which evidence, guarantee, secure or modify the Loan, as any or all of them may have been amended to date, are sometimes referred to herein as the “Loan Documents. This Agreement is a Loan Document.

F. As of the date hereof, the outstanding principal balance of the Loan is $81,834,856.82.

G. Borrower has requested that Lender agree to increase the Commitment Amount under the Loan and otherwise modify the Loan as provided herein. Lender has agreed to increase the Commitment Amount under the Loan and to otherwise modify the Loan on the terms and conditions set forth herein.

H. Borrower and Lender now wish to modify the Loan as set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the mutual covenants herein contained, Borrower and Lender hereby agree to the following terms and conditions:

1. Recitals. The recitals set forth above in the Recitals are true, accurate and correct.

2. Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Credit Agreement, the Original Note or any other Loan Document.

3. Modifications of Loan Documents.

(a) Commitment Amount. The Commitment Amount under the Loan is hereby increased from One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00) to One Hundred Seventy-Five Million and No/100 Dollars ($175,000,000.00). The definition of “Commitment Amount” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Commitment Amount” means One Hundred Seventy-Five Million and No/100 Dollars ($175,000,000.00), as such amount may be reduced from time to time pursuant to Section 2.8.”

(b) Amended and Restated Note. Borrower’s obligation to repay the Loan, together with interest thereon, shall be evidenced by that certain Amended and Restated Revolving Note of even date herewith, executed by Borrower and made payable to Lender in the stated principal amount of One Hundred Seventy-Five Million and No/100 Dollars ($175,000,000.00) (the “Note”). All references in the Credit Agreement, the Deeds of Trust and the other Loan Documents to the term “Note” shall mean and be deemed to refer to such Amended and Restated Revolving Note.

(c) Loan Fee. In addition to the Fees payable by Borrower to Lender pursuant to Section 3.2 of the Credit Agreement, (i) Borrower shall pay to Lender on the date hereof an additional loan fee in the amount of $41,666.66 (the “Additional Loan Fee”), which amount is fully earned and non-refundable, and (ii) if the Loan has not been fully and indefeasibly repaid before July 18, 2014, Borrower shall pay to Lender on July 18, 2014 an additional loan fee of $166,666.66, which amount shall be fully earned and nonrefundable as of July 18, 2014.

(d) Authorized Signatories. Schedule 1.1(a) attached to the Credit Agreement is hereby amended and restated in its entirety by Schedule 1.1(a) attached hereto.

(e) Obligations Secured. The Deeds of Trust are modified to secure payment and performance of the Loan as amended to date, in addition to all other “Secured Obligations” as described therein. The foregoing notwithstanding, certain obligations continue to be excluded from the Secured Obligations, as provided in such Deeds of Trust.

4. Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Lender in the exercise of Lender’s sole judgment:

(a) Lender shall have received such assurance as Lender may require that the validity and first lien priority of the Deeds of Trust have not been and will not be impaired by this Agreement or the transactions contemplated by it, including one or more endorsements to be attached to the policies of title insurance delivered to Lender in connection with the execution and recordation of the Deeds of Trust.

(b) Lender shall have received fully executed and where appropriate, acknowledged originals of the following documents:

(i) The Note;

(ii) An Amendment to Deed of Trust for each of the Deeds of Trust (other than the Park Place Deed of Trust and the Alameda Deed of Trust);

(iii) The Park Place Deed of Trust, the Alameda Deed of Trust and the Eligible Property Agreement relating to the Property covered by each such Deed of Trust; and

(iv) Any other documents which Lender may reasonably require or request in accordance with this Agreement or the other Loan Documents.

(c) The representations and warranties contained in the Loan Documents and this Agreement are true and correct as of the effective date of this Agreement.

(d) Lender shall have received the Additional Loan Fee in connection with the increase in the Commitment Amount.

(e) All payments due and owing to Lender under the Loan Documents have been paid current as of the effective date of this Agreement.

Lender shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Lender in connection with this Agreement, including, legal fees and expenses of Lender’s counsel. Borrower acknowledges that the Additional Loan Fee does not include the amounts payable by Borrower under this subsection.

5. Representations and Warranties. Borrower represents and warrants to Lender as follows:

(a) Loan Documents. All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct as of the date of this Agreement.

(b) No Event of Default. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

(c) Property. Borrower lawfully possesses and holds fee simple title to all of the Properties which is real property, and each Deed of Trust is a first and prior lien on such Property. Borrower owns all of each Property which is personal property free and clear of any reservations of title and conditional sales contracts, and also of any security interests other than the Deeds of Trust, which are each a first and prior lien on such Property. There is no financing statement affecting any of the Properties on file in any public office except for financing statements in favor of Lender.

(d) Borrowing Entity. Borrower is a corporation which is duly organized and validly existing under the laws of the State of Delaware and is qualified to do business in the States of California and Colorado. Except as otherwise disclosed to Lender in writing prior to the date hereof, there have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the inception of the Loan.

6. Remedies. Upon a default under this Agreement, the Note or any of the other Loan Documents, Lender may enforce all rights and remedies of a secured creditor under the California Commercial Code as well as any other applicable law, including without limitation, all rights described in Section 9607 of the California Commercial Code. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Lender would otherwise have under the Deeds of Trust, the other Loan Documents or applicable law.

7. Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.

8. Effect of this Agreement. The terms and conditions of the Credit Agreement and the other Loan Documents are modified only to the extent specifically set forth herein and on the condition that such modification shall not prejudice any other existing or future rights, remedies, benefits or powers belonging or accruing to Lender under the terms of the Credit Agreement and the other Loan Documents, as hereby modified.

9. No Impairment; Reaffirmation and Ratification. Except as set forth herein, the terms of the Note, the Credit Agreement and the other Loan Documents shall remain in full force and effect and apply to this Agreement, and the Note and the other Loan Documents are ratified and affirmed by the parties hereto.

10. Indemnification. Borrower shall indemnify, defend, protect and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including, without limitation, attorneys’ fees and other costs of defense, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Agreement regardless of whether legal action is commenced in any court, including, without limitation, those arising from the joint, concurrent or comparative negligence of Lender, except as a result of Lender’s gross negligence or willful misconduct. Notwithstanding anything to the contrary contained herein, the foregoing indemnification obligations shall not apply to any acts or events that first occur subsequent to the date Lender acquires title to the Properties by foreclosure (as evidenced by the recordation of a trustee’s deed or order of judicial foreclosure in the applicable public records) or acceptance of a deed in lieu thereof unless such acts or events are caused by Borrower or any Affiliate of Borrower.

11. Successors and Assigns. The terms and conditions of this Agreement are binding upon Borrower and its representatives, successors, interests, and assigns, and shall survive the termination of this Agreement, the Note and the other Loan Documents.

12. Purpose and Effect of Lender’s Approval. Lender’s approval of any matter in connection with the Loan shall be for the sole purpose of protecting Lender’s security and rights. Neither the execution and delivery of this Agreement by Lender, nor any approval by Lender of any matter in connection with the Loan shall result in a waiver of any Event of Default. In no event shall Lender’s approval be a representation of any kind with regard to the matter being approved.

13. Disclosure to Title Company. Without notice to or the consent of Borrower, Lender may disclose to any title insurance company which insures any interest of Lender under the Deeds of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data or material in Lender’s possession relating to Borrower, the Loan or the Property.

14. Integration. The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

15. Authorization. By signing below, each party hereto represents to the other that the individual executing this Agreement on its behalf is the duly appointed signatory of such party and that such individual is authorized to execute this Agreement by or on behalf of such party and to take all action required by the terms of this Agreement.

16. Miscellaneous. This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used herein, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”

[Signature page follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first above written.

BORROWER:

TRI POINTE HOMES, INC., a Delaware corporation

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Title:	Chief Financial Officer

By:	/s/ Thomas J Mitchell
Name:	Thomas J Mitchell
Title:	President

LENDER:

U.S. BANK NATIONAL ASSOCIATION, d/b/a Housing Capital Company

By:	/s/ Russ Wakeham
Name:	Russ Wakeham
Title:	Senior Vice President

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